Registration No. 333-175590

As filed with the Securities and Exchange Commission on September 27 , 2011

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________

VITAS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7993 Primary Standard Industrial Classification Code Number	90-0724554 IRS Employer Identification Number

ITALIA #32-81 Y MARIANA DE JESUS QUITO, EC 170102 ECUADOR Tel. 011-59302-6000404 Email: vitasgroup@gmail.com (Address and telephone number of principal executive offices)	INCORP SERVICES, INC. 2360 CORPORATE CIRCLE, STE. 400 HENDERSON, NEVADA 89074-7722 Tel. (702) 866-2500, Fax. (702) 866-2689 (Name, address and telephone number of agent for service)

Copies To:

Luis Carrillo

Carrillo Huettel, LLP

3033 Fifth Ave. Suite 400

San Diego, CA 92103

TEL: 619.546.6100

FAX: 619.546.6060

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__| (Do not check if a smaller reporting company)	Smaller reporting company | X |

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	2,000,000	$0.05	$100,000	$11.61

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

VITAS GROUP, INC

2,000,000 Shares of Common Stock

$0.05 per share

This is the initial offering of common stock of Vitas Group, Inc. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-effort basis 2,000,000 shares of common stock at a price of $0.05 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  Ms. Tchernikova will sell all the shares registered herein.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. The offering will not be extended beyond 180 days from effectiveness.

All accepted subscription agreements are irrevocable. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable ..

Vitas Group, Inc. is a development stage company and currently has limited operation. Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 6 through 11 before buying any shares of Vitas Group, Inc.’s common stocks. Our independent registered public accountant has issued an audit opinion for Vitas Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Any funds received as a part of this offering will be immediately deposited into a separate interest-bearing bank account.  This account is under the Control of the Company and only Irina Tchernikova, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account.  We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations.  If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.05	$0.004	$0.046
Total	$100,000	$8,000	$92,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  SEPTEMBER 27 , 2011

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “VITAS GROUP, INC.” REFERS TO “VITAS GROUP, INC.” THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

VITAS GROUP, INC.

We are a development stage company. We were incorporated on May 13, 2011, under the laws of the State of Nevada, and intend to commence operations in the business of placing and operating coin operated boxing machines in Ecuador. We are a company without revenues and have limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from May 13, 2011 (date of inception) to August 31, 2011, report no revenues and a net loss of $ 3,408 .. Our independent registered public accountant has issued an audit opinion for Vitas Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of a Sales Contract with “Punchline Brazil”, a private Brazilian company on June 8 , 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $50,000, our business may fail. Even if we raise $50,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status; therefore we will have to obtain financing to complete our twelve month business plan. We believe that a public offering of common stock is the best alternative for us to raise start-up capital because at this point of time other financing are not available for us but we need funds in order for our business to develop its operations and increase its likelihood of commercial success.

We believe that our potential investors will benefit from investing in our company as investment in start-up companies especially whose shares are issued by a reporting company that is not a shell company and is compliant with the SEC’s reporting requirements and therefore more liquid than shares issued by a private company, presumes large return. However, investors bear all the risks associated with such companies. Therefore, we believe that investors should bear the total risk that we will be unable to raise a minimum of $50,000 necessary for us to continue operations.

Our principal office is located at Italia #32-81 Y Mariana De Jesus, Quito EC 170102 Ecuador. Our telephone number is 011-59302-6000404.  Our fiscal year end is May 31. Our only employee is our sole director and officer, Ms. Irina Tchernikova and she will be devoting approximately 50% of her time to our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Vitas Group, Inc.
The offering:	Self-underwritten, best-efforts offering with no minimum subscription requirement.
Securities Being Offered:	2,000,000 shares of common stock
Price Per Share:	$0.05
No Revocation:

Once you submit a subscription agreement and it is accepted by the Company, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds if 100% of the Shares Are Sold	$100,000
Gross Proceeds if 50% of the Shares Are Sold	$50,000
Securities Issued and Outstanding:	There are 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Irina Tchernikova.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	Italia #32-81 Y Mariana De Jesus, Quito EC 170102 Ecuador
Telephone Number:	011-59302-6000404

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

		As of August 31, 2011 (Unaudited)
Balance Sheet
Total Assets		$92
Total Liabilities		$2,575
Stockholders’ Deficit		$(2,483)
		Period from May 13, 2011 (date of inception) to August 31, 2011
Income Statement
Revenue		$-
Total Expenses		$3,408
Net Loss	$	(3,408)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.  IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  WE DO NOT CURRENTLY HAVE A TRADING PRICE FOR OUR COMMON STOCK. IF AND WHEN OUR COMMON STOCK BECOME ELIGIBLE FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT

Without the funding from this offering we will be unable to implement our business plan.

As of August 31, 2011, we had total assets in the amount of $ 92 and liabilities of $ 2,575 .. Our current cash reserves are not sufficient to complete our intended operations in placing and operating coin operated boxing machines for the next twelve-month period. We need the funds from this offering to start our proposed operations. We have not generated any revenue from operations to date. We may need additional funds for our business. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. If we do not obtain additional financing our business will fail.

We are a new company with no operating history and we face a high risk of business failure which would result in the loss of your investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on May 13, 2011 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses. We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors; the initiation, renewal or expiration of our leasing spaces; pricing changes by the Company or its competitors; specific economic conditions in the amusement industry, and general economic conditions. Accordingly, our future revenue and operating results are difficult to forecast. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to start our operations. Our offering has no minimum structure. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $50,000 to commence operations for the 12-month period and pay offering expenses and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

 We were incorporated on May 13, 2011. Our net loss since inception is $ 3,408 .. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find leasing spaces to place our boxing machines in public venues with high traffic flow. We cannot guarantee that we will be successful in finding leasing spaces and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

If we are unable to attract enough customers to play our boxing machines, our business will fail.

Since our revenue comes from players paying to use our boxing machines, we need to attract enough players to justify the purchase and maintenance costs for each boxing machine. If we are unable to attract enough players, our business will fail.

If we are unable to arrange placements with a significant number of venues for the use of their facilities for our boxing machines our business will fail.

The success of our business requires that we enter into revenue sharing arrangements with various public venues respecting the use of their facilities for placement of our boxing machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have no agreements with any facilities, concerning the use of their facilities.

Our business will suffer if we are unsuccessful in negotiating lease renewals.

In the future, our business will be highly dependent upon the renewal of our lease contracts with property owners and management companies. If we are unable to secure long-term exclusive leases on favorable terms or at all, or if property owners or management companies choose to vacate properties as a result of economic downturns that will negatively impact our business.

If we are unable to repair our boxing machines in a timely fashion our business may fail.

It is crucial to repair all out of order machines in a timely manner as an inoperational boxing machine will not generate revenue and could cause discontent from the venues owners and their patrons. As some of our machine parts are costly and rare, such parts, if broken, may need be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue and the subsequent loss of venue facilities.

Because our sole officer and director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Ms. Irina Tchernikova, will only be devoting limited time to our operations. Ms. Tchernikova intends to devote approximately 50% of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Irina Tchernikova from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Tchernikova may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

If Irina Tchernikova, our Chief Executive Officer and sole director, should resign or die, we will not have a Chief Executive Officer or a director. This could result in our operations suspending, and you could lose your investment.

We depend on the services of our Chief Executive Officer and sole director, Irina Tchernikova, for the future success of our business. The loss of the services of Ms. Tchernikova could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer or a director. If that should occur, until we find another person to act as our Chief Executive Officer and director, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Ms. Tchernikova and we do not have a contract for her services.

Because our sole officer and director will own 55.56% or more of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Ms. Tchernikova, our sole officer and director, will own 55.56% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Tchernikova may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because company’s headquarters are located outside of the United States, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of State of Nevada, Irina Tchernikova, our sole officer and director is a non-U.S. resident, and our headquarters are located outside in Ecuador.  Consequently, it may be difficult for investors to affect service of process on her in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Ecuador it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly spending for amusement and recreation. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

If we are not able to effectively respond to competition, our business may fail.

The biggest threat to our success is competition due to low barriers of entry in coin operated vending market and the potential loss of use in those venues where our machines have been placed. If other amusement gaming companies start offering similar or same game, this could potentially result in less venue prospects for placement of our boxing machines and cause potential loss of use for existing venues where our machines have been placed due to better terms offered by our competitors.

Also, there are many various sized amusement companies in the game amusement and entertainment business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique boxing game and prompt machine repair and support services. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtain a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. If that happens, you will lose your investment and your funds will be used to pay creditors.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable.  The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering.  The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives.  Accordingly, the Company’s business may fail and we will have to cease our operations.  Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Because we do not maintain any insurance and do not intend to maintain insurance in the future, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs, you will lose your investment.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations and you will lose your investment.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.05 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from existing cash on hand and proceeds from this offering.  Ms. Irina Tchernikova, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  Each individual use of proceeds is disclosed in the order of priority in which any such proceeds will be used. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $100,000 as anticipated.

	$25,000	$50,000	$75,000	$100,000
Gross proceeds	$25,000	$50,000	75,000	100,000
Registration Costs	$8,000	$8,000	8,000	8,000
Net proceeds	$17,000	$42,000	67,000	92,000

The net proceeds will be used as follows:
Legal and Professional fees	$5,000	$10,000	10,000	10,000
Boxing machines purchasing	$12,000	$28,000	48,000	68,000
Set up ant test boxing machines	$-	$1,200	2,400	3,400
Marketing campaign	$-	$2,000	4,000	6,000
Other Expenses	$-	$800	2,600	4,600

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. If we raise only 25% of the offering proceeds the only expected source of funds to set up and test our machines is loan from our director. If necessary, Irina Tchernikova, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC, however, there is no guarantee that Ms. Tchernikova will provide such a loan. No proceeds from this offering will be used to repay Ms. Tchernikova for any funds advanced for the purpose of completing the registration process. We will require a minimum funding of approximately $50,000 to conduct our proposed operations for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2011, the net tangible book value of our shares of common stock was $ (2,483) or approximately $ 0 per share based upon 2,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,500,000 shares then outstanding will be $ 89,517 or approximately $ 0.0199 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0199 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $ 0.0199 per share.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own approximately 44.44% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 55.56% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 4,000,000 shares then outstanding will be $ 64,517 or approximately $ 0.0161 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0161 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $ 0.0161 per share.

After completion of this offering investors in the offering will own 37.5% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.05 per share. Our existing stockholders will own 62.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 3,500,000 shares then outstanding will be $ 39,517 or approximately $ 0.0113 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0113 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $ 0.0113 per share.

After completion of this offering investors in the offering will own approximately 28.57% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,000,000 shares then outstanding will be $ 14,517 or approximately $ 0.0048 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0048 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $ 0.0048 per share.

After completion of this offering investors in the offering will own approximately 16.67% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.05 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.0199
Increase to present stockholders in net tangible book value per share
after offering	$0.0199
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,500,000
Percentage of ownership after offering	55.56%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.0301
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	2.44%
Percentage of capital contributions by new investors	97.56%
Percentage of ownership after offering	44.44%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0339
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	3.23%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	37.5%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0387
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	28.57%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0452
Capital contributions	$25,000
Number of shares after offering held by public investors	500,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Vitas Group, Inc. has 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Irina Tchernikova will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Tchernikova is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Tchernikova will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Tchernikova is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Tchernikova will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Tchernikova will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Vitas Group, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.5 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Vitas Group, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Vitas Group, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Vitas Group, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

All accepted subscription agreements are irrevocable.  Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $ 92 as of August 31, 2011. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Irina Tchernikova, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Tchernikova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering ..

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. We do not expect to have revenues until at least eight months after this prospectus becomes effective. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our projected plan of operations.

If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

No proceeds will be used as direct or indirect payments to Ms. Tchernikova or her affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $50,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Ms. Irina Tchernikova, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Tchernikova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. We believe that when our machines are placed and potential customers start to use them which will be approximately in eight months after our offering is completed, we will earn first revenue. During first months after completion of this offering, we will locate potential leasing spaces and negotiate agreements with property owners and managers. According to our business plan, if we sell at least half of the shears in this offering we need to secure at least seven placements. If we sell 75% or 100% of the shares in this offering we plan to secure 12 and 17 placements accordingly. It will take up to four months to conclude agreements with all property owners. It will take approximately two month to purchase and delivery machines and 1-2 months to set up and test them. Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We intend to commence operations in the placing and operating coin operated boxing machines in public venues with high traffic flow in Equator. Our machines will be placed in venues such as bars, night clubs, gyms, amusement centers, movie theaters, pool halls, bowling centers and wherever fun and energetic crowds gather.  Our sole officer and director, Irina Tchernikova, has started to locate potential properties and begun preliminary talks with some property managers. We need proceeds from this offering to conclude agreements as property managers and owners require some deposit upon conclusion. The deposit we may be required to provide to property owners for placement of our machines will be equal to the estimated one month rent which we expect will be $100-$400. We also need to complete this offering to know exact date when we can deliver our boxing machines to put it in the agreements.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment other than our boxing machines. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to place our boxing machines in public venues with high traffic flow and start to earn revenue. Our plan of operations is as follows:

Complete our public offering.

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Search for public venues with high traffic flow.

Time Frame: 1st- 2nd months.

No Material costs.

Upon completion of the offering we plan to start searching for public venues with high traffic flow in Quito, Ecuador where we can potentially place our boxing machines. Our sole officer and director, Irina Tchernikova will handle these duties. We intend to contact and visit as many venues as possible to find the most suitable and potentially profitable premises for placing our machines. We will consider bars, night clubs, gyms, amusement centers, movie theaters, pool halls and bowling centers to place our boxing machines.

Negotiate and conclude agreements with property owners.

Time Frame: 2nd - 4th months.

No Material costs.

During this period, we intend to begin negotiation with property owners in view of securing a profit-sharing or leasing agreement for the use of their premises. Our goal during this stage is to enter into 7 leasing agreements with bars, pubs and nightclubs granting us permission to set up our boxing machines at their premises. Search for new potential venues for our machines and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we need to rotate less profitable machines to new places and we need new pleases for new machines. We cannot guarantee that we will be able to find successful placements for any boxing machines, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough players to justify our expenditures as well as the ongoing expenses of maintenance and rental fees.

Purchase boxing machines.

Time Frame: 4th - 6th months.

Estimated Cost $28,000.

Depending on the amount placements that we manage to secure during first four months and if we sell at least half of the shares in this offering, we intend to purchase, deliver and place seven boxing machines at various venues located in Quito, Ecuador. If we sell 75% or 100% of the shares in this offering we intend to continue negotiation with property owners and conclude more leasing agreements and plan to purchase 12 and 17 boxing machines accordingly. The exact number of machines that will be purchased will depend on the success of our business and availability of leasing spaces and funds.

Set up and test boxing machines.

Time Frame: 6th - 8th months.

Estimated Cost $1,200.

Once we receive our boxing machines we will set them up and test at the venues. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost approximately $200 per each machine.

Commence marketing campaign.

Time Frame: 8th-12th months.

Estimated cost $2,000.

Initially, this marketing will be conducted by our sole officer and director, Irina Tchernikova. In the vending arcade business, various business strategies are used to increase the popularity of the arcade games. We will conduct tournaments at which we give out nominal prizes to the winner. These tournament prizes, although of nominal value, ignite prospective player excitement through the sense of competition and related ranking values that such tournaments create. If we achieve a significant level of placements, we will be able to conduct city tournaments to increase the popularity of our machines and draw additional players. Other marketing strategies involve taking the machines to various related sporting events, such as boxing or mixed martial arts. We will also design bright stickers and signs and place them at venues to draw attention of potential players. We intend to spend at least 2,000 for marketing campaign. If we sell 75% and 100% we will spend $4,000 and $6,000 for marketing campaign accordingly.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

Number of shares sold	25%	50%	75%	100%
Net proceeds	$17,000	$42,000	$67,000	$92,000
Legal and Professional fees	$ 5,000	$10,000	$10,000	$10,000
Boxing machines purchasing	$ 12,000	$28,000	$48,000	$68,000
Setting up ant testing boxing machines	-	$1,200	$2,400	$3,400
Marketing campaign	-	$2,000	$4,000	$6,000
Other expenses	-	$800	$2,600	$4,600

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on maintaining of our boxing machines as well as on any unplanned costs and expenses.

In summary, we should start our operation and generate revenue after 8 months of completing our offering. However, there is no guarantee that we will be in full operation and generate any revenues and there is no guarantee that we will be able to raise funds through this offering. Until we place our boxing machines and players start to play our game, we do not believe that our operations will be profitable. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

The biggest threat to our success is competition due to low barriers of entry in coin operated vending market and the potential loss of use in those venues where our machines have been placed. If other amusement gaming companies start offering similar or same game, this could potentially result in less venue prospects for placement of our boxing machines and cause potential loss of use for existing venues where our machines have been placed due to better terms offered by our competitors.

Irina Tchernikova, our president will be devoting approximately 50% of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Ms. Tchernikova has agreed to commit more time as required. Because Ms. Tchernikova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that we will be successful in raising funds in this offering or that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on May 13, 2011 to August 31, 2011

During the period we incorporated the company, and prepared a business plan. Our loss since inception is $ 3,408 .. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations not earlier than 8 months after we complete this offering.

Liquidity and capital resources

As of August 31, 2011, the Company had $ 92 cash and our liabilities were $ 2,575 , comprising $2,575 owed to Irina Tchernikova, our sole officer and director ..  The current available capital reserves of the Company are not sufficient for the Company to remain operational. We require the funding from this offering to implement our business plan. Since inception, we have sold 2,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,500.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Irina Tchernikova, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If half of shares is sold for the gross proceeds of $50,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.  We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. Therefore, the funds available for our operations in the first year after paying registration costs will be approximately $32,000. We plan to purchase seven boxing machines. We expect that some of the machines will start to generate revenue after 8 month upon completion of this public offering. By the end of the 12-months period after completing the offering we believe all seven machines will generate revenue. We expect that each machine will generate at least $500-$800 a month but it will take several months to reach this level of sales. In order to break even the minimum amount of revenue we must generate from each of our seven machines is approximately $300 a month.

Management believes that if we sell half of the shares in this offering so that we can complete our development program, we will likely generate revenue by the end of 2012. However, there is no assurance that we will be able to sell 50% of the shares or will ever generate revenue.

.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future ears.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

BUSINESS

We are in the business of placing and operating coin operated boxing machines in public venues with high traffic flow in Ecuador. Strength testing amusement machines like ours have been around for many years, and if placed in high traffic location can be high revenue producers. Our machines will be placed in venues such as bars, night clubs, gyms, amusement centers, movie theaters, pool halls, bowling centers and wherever fun and energetic crowds gather.

General

We were incorporated in the State of Nevada on May 13, 2011. We just recently started our operations. We intend to place and operate coin operated boxing machines in crowded public venues.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and execution of the Sales Contract with “Punchline Brazil” on June 8, 2011. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722. Our business office is located at Italia #32-81 Y Mariana De Jesus, Quito EC 170102 Ecuador. Our telephone number is 011-59302-6000404.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

The total estimated amount of funds required to develop our business is $50,000. We need funds for offering costs, purchase of our boxing machines, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We do not believe that we will generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. Therefore, the funds available for our operations in the first year after paying registration costs will be approximately $32,000. We plan to purchase seven boxing machines. We expect that some of the machines will start to generate revenue after 8 month upon completion of this public offering. By the end of the 12-months period after completing the offering we believe all seven machines will generate revenue. We expect that each machine will generate at least $500-$800 a month but it will take several months to reach this level of sales. In order to break even the minimum amount of revenue we must generate from each of our seven machines is approximately $300 a month. We have not generated any revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director Ms. Tchernikova, though we do not have an agreement from Ms. Tchernikova for such cash advances.

Our business is placing and operating coin operated boxing machines in Quito, Ecuador. Our machines are strength testing amusement machines and will be placed in public venues with high traffic flow such as bars, night clubs, gyms, amusement centers, movie theaters, pool halls, bowling centers and wherever fun and energetic crowds gather. We focus on strength testing amusement machines because they are classic games and usually do not lose their popularity as do machines with computer graphics. These are coin-operated machines that may also accept bills. They do not pay out money prizes. We will generate revenue from players who will use our machines to test strength and speed of their punch or who will participate in strength testing tournaments.

Our boxing machine requires a small area of the venue. Our challenge is to convince the owners or managers of the potential venue that our machines will become a profitable and positive addition to their establishment.  We plan to use prior positive feedback from venues where similar machines have been placed. However, there is no guarantee that the venue owners will agree to the placement of our boxing machines and we will ever generate revenues.

Our Boxing Machine

Our machine is a punching bag style boxing game with modern electronics. It measures the speed and strength of the player who hit to the sturdy boxer training pad giving a score from 1 to 999 which is displayed on a very large center electronic display. In addition, players will hear a few minutes of music, sounds and funny comments after each punch. In tournament mode, three to nine players can compete for three rounds, plus a practice round. Our boxing machine has coin and bill acceptors. After inserting a coins or a bill, the punching pad releases from the upper position and a player needs to push a start button and punch the pad. One game consists of one punch to the pad. Our machine allows adjusting a cost of the game, although the normal per game charge is one dollar.

Potential Players

A boxing machine features 2 play modes: one for MAN and one for LADY, therefore it’s suitable for both, men and women. After selecting the play mode, the punch pad will drop down and player needs to punch the pad as hard & fast as they can. The machine will measure the impact and speed from the hit and gives a score, encouraging replay. High scores are saved, increasing competitive atmosphere. A system program includes music and lights to attract more guests, especially on crowded venues. All gests in bars, night clubs, gyms, amusement centers, movie theaters, pool halls and bowling centers can be our potential players.

Industry overview

We see opportunity in the gaming and amusement machines industry in South America. Gaming and amusement machine industry is highly diverse in North America and Europe, consisting of many different types and varieties of entertainment machines. Property owners generally contract the gaming and vending operators. The amusement business is very competitive due to low barriers to entry. Typically, any companies can purchase or lease amusements games and execute placement contracts with venues without significant amount of capital. For example, the cost of five boxing machines is approximately $20,000 plus delivery, pleasing, testing and marketing. Locating potential venues and concluding lease agreements does not require material costs. Therefore, if we raise $50,000 in this offering it will be enough to start our operations and complete our business plan. The amusement game companies and providers are responsible for collections and any necessary maintenance of and repairs to their machines which are in operation. The owner of the properties collects their share of profits and is not responsible for the purchase of the machines, nor do they have to maintain them. Very few venues decide to purchase their own machines and perform all the maintenance functions themselves. Therefore, the vending business conducted at such venues is very competitive and consists of many amusement companies competing for machine placement.

To convince the owner or the manager of a prospective venue to place our boxing machines in their premises, we will typically offer them a percentage of profits that the machine generates. Another important selling point for our machines involves the added entertainment and popularity it may add to their venues in attracting additional customers. However, other amusement gaming companies can begin purchasing similar boxing machines and placing them in various entertainment venues. There is a good chance that our competitors may be able to occupy a significant number of the available venues and limit our participation in the market before we are able to establish our business.

We plan to place and operate coin operated boxing machines in Quito, Ecuador. There many types of arcade game machines in arcade halls, pubs, sport bars and movie theaters operated by different companies and property owners. There are some similar strength resting machines in arcade halls but we are not aware of any same boxing machines in Quito. Also, placing our machines in any public venues with high traffic flow is something new in the market. Therefore, we believe there are no any direct competitors at this time.

Competition

Entering into leasing agreements with property owners will be critical to our ability to grow our business. Failing to place our boxing machines, would materially adversely affect our operating results and financial condition. The biggest threat to our success is competition due to low barriers of entry in the coin operated machines market and the potential loss of use in those venues where our machines have been placed. If other amusement gaming companies start offering similar machines to ours, this could potentially result in less venue prospects for placement of our boxing machines and cause potential loss of use for existing venues where our machines have been placed due to better terms offered by our competitors.

Revenue

The company's revenue will be from the money that patrons insert into our boxing machines in order to play the game. To play the amusement game, the customer must first deposit coins or bills into the machine. One game consists of one punch to the punching pad. Our machines allow this cost to be adjusted, although the normal per game charge is one dollar. Our duties will be to perform collection, maintenance and repair services to machines placed at the venues. There is no guarantee that the revenues generated by each placed boxing machines will justify the rental fee paid or any applicable fixed monthly rental fee costs incurred. If the revenues generated are less than the negotiated fee arrangement with the venue owner, we will have to pay the venue out of pocket and incur losses.

Profit Sharing Agreements

Our boxing machines placed at a venue will be subjected to a profit sharing arrangement with the owner of the venue. Generally we will pay a percentage of the revenue generated by our boxing machines at each respective venue to the venue owner. The percentage share to the venue owner will vary between twenty five and fifty percent of revenues generated .. These are the lowest and the highest rates of the possible percentage share in the market. The percentage share in the majority of the profit sharing agreement will be 30-40% and it will depend on the traffic potential of the venue and our agreement with each owner/manager. Some venues may have extra space and owners can agree for 25%, but in high traffic venues with little space available owners can require 50% of revenues generated and more. Typically, it’s very rare when the property owner’s share is 50% or more. Sometimes we will pay a flat monthly fee to the venue instead of undertaking a revenue sharing arrangement. The flat monthly fee will be $100-$200 a month. We cannot guarantee that we will be able to find successful placements for any boxing machines, in which case our business may fail and we will have to cease our operations.

We expect that each machine will generate at least $500-$800 a month, therefore the number of plays needed in a given month for one machine to generate such revenues is 500-800. With 500-800 plays, the venues owner share will be between $100 and $400. Also, we expect to pay one time referral or finder’s fee in the amount of $200-$500 depending on venue which will be paid from first revenue. We expect that annual maintenance fee for one machine will be approximately $500. Our sole officer and director will collect the money from our boxing machines. Therefore, we believe that after paying referral or finder’s fee one machine will generate at least $300-$400 a months. In good locations with high traffic flow we expect higher revenue.

Marketing

In the vending arcade business, various business strategies are used to increase the popularity of the arcade games. We will conduct tournaments at which we give out nominal prizes to the winner. These tournament prizes, although of nominal value, ignite prospective player excitement through the sense of competition and related ranking values that such tournaments create. If we achieve a significant level of placements, we will be able to conduct city tournaments to increase the popularity of our machines and draw additional players. Other marketing strategies involve taking the machines to various related sporting events, such as boxing or mixed martial arts. We will also design bright stickers and signs and place them at venues to draw attention of potential players. Another strategy used in our business is to feature new gaming machines at various trade shows where venue owners can view and test them prior to committing to the placement of such machines at their premises.

Currently, we do not employ any marketing or promotion personnel. However, our director is familiar with a number of local bars, pubs and clubs located in Quito, Ecuador. We intend to approach these local establishments with a view to place our boxing machine on a profit sharing basis. We may also undertake referral or finder’s fee agreements with individuals who will recommend us to a venue willing to place our machine on their premises for a minimum period of one month. The referral fee will be based on the gaming revenue potential of the venue and will typically range between two hundred and five hundred dollars per location. The referral fee will be paid at the end of the first month after the placement.

Agreement with our supplier

On June 8, 2011 we signed a Sales Contract with “Punchline Brazil”, a private company from Sao Paulo, Brazil. “Punchline Brazil” specializes in distribution of arcade machines in South America. The company secured right to purchase 50 machines Boxing Machines for $4,000 each from the Seller and place them in Quito, Ecuador. The advance payment is fifty percent of the purchase price. The agreement with “Punchline Brazil” contains the following material terms:

1. "Seller" sells and "Buyer" buys Boxing Machines, in quantity according to the Invoice which is made out on each order separately. The minimum quantity is 3 (three) Machines per each order. The Machines under the given Contract will be delivered to Quito, Ecuador at Seller’s expenses.

2. Delivery of the Machines is carried out by separate batches, according to the Invoice. The Sellers undertakes to deliver the Machines to Quito, Ecuador under the present contract not later than 30 days since the moment of reception of an advance payment

3. The Buyer is obligated to take the Machines and pay in full within 3 (three) business days after informing of shipment.

4. Currency of payment is US dollars. The advance payment for each order is 50 % and is transacted according to the Invoice. The rest of the payment (50%) is payable after the delivering of Machines to Quito, Ecuador.

5. The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

6. In case of delivery of the poor-quality or damaged Machines the Seller within 45 days from shipping date undertakes to replace these machines. The transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.

7. The total sum of the Contract is 200,000 US dollars (TWO HUNDRED THOUSAND DOLLARS).

8. The price is $4,000 (Four thousand) for each Boxing Machine. The Price for the Boxing Machine sold under the present contract, is fixed and includes delivery to Quito, Ecuador. Packing, marks, loading, import customs charges are included into the price.

9. The Seller is responsible to cover expenses for insurance of the goods.

A copy of the Sales Distribution Agreement is filed as Exhibit 10.1 to this registration statement.

Irina Tchernikova, our president will be devoting approximately 50% of her time to our operations. Once we begin operations, and are able to attract more and more customers to use our service, Ms. Tchernikova has agreed to commit more time as required. Because Ms. Tchernikova will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Irina Tchernikova, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Irina Tchernikova.

Offices

Our office is currently located at Italia #32-81 Y Mariana De Jesus, Quito EC 170102 Ecuador. Our telephone number is 011-59302-6000404. This is the office of our Director, Ms. Irina Tchernikova.  We do not pay any rent to Ms. Tchernikova and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the industry in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in Ecuador.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Irina Tchernikova	43	President, Principal Executive Officer, Secretary, Treasurer,
Italia #32-81 Y Mariana De Jesus		Principal Financial Officer, Principal Accounting Officer
Quito EC 170102 Ecuador		and sole member of the Board of Directors.

The person named above has held heroffices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Ms. Tchernikova has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on May 13, 2011.  Ms. Tchernikova owns 100% of the outstanding shares of our common stock. For the past five years she has been working as sole proprietor and providing educational program service for students. Ms. Tchernikova intends to devote close to 50% of her time to planning and organizing activities of Vitas Group, Inc.

During the past ten years, Ms. Tchernikova has not been the subject to any of the following events:

     1.  Any bankruptcy petition filed by or against any business of which Ms. Tchernikova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Tchernikova’s involvement in any type of business, securities or banking activities.

     4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.   Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.   Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending May 31, 2011 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Irina
Tchernikova	2011	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Ms. Tchernikova will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Irina Tchernikova	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Irina Tchernikova	2,500,000	100%	2,500,000	55.56%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Tchernikova is the only "promoter" of our company.

Future sales by existing stockholders

A total of 2,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,500,000restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing their name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55.56% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

RELATED PARTY TRANSACTIONS

On May 24, 2011, we issued a total of 2,500,000 shares of restricted common stock to Irina Tchernikova, our sole officer and director in consideration of $2,500. Ms. Tchernikova is a sole promoter of our company.

Further, Ms. Tchernikova has advanced funds to us. As of August 31, 2011, Ms. Tchernikova advanced us $2,575. Money is not due on demand and Ms. Tchernikova will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Tchernikova. Ms. Tchernikova will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Tchernikova does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Tchernikova or the repayment of the funds to Ms. Tchernikova. The entire transaction was oral.

Ms. Tchernikova is providing us office space free of charge and we have a verbal agreement with Ms. Tchernikova that, if necessary, she will loan the company funds to complete the registration process.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle. Suite 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to May 31, 2011, included in this prospectus have been audited by, Thomas J Harris CPA as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Carrillo Huettel, LLP (San Diego, CA) has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and for a review of our registration statement.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (May 13, 2011) to May 31, 2011 immediately follow:

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

VITAS GROUP, INC.

Henderson, NV

We have audited the balance sheet of VITAS GROUP, INC. a development stage company, as at May 31, 2011, the statements of earnings and deficit, stockholders’ deficiency and cash flows the years then ended and for the period from inception May 13, 2011 to May 31, 2011. Theses financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VITAS GROUP, INC. a development stage company, as of May 31, 2011 and the results of its operations and its cash flows for the period from inception May 13, 2011 to May 31, 2011 in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas J Harris, CPA

June 21, 2011

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	MAY 31, 2011
Current Assets
Cash and cash equivalents	$ 5,000

Total Assets	$ 5,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Accounts Payable	1,500
Indebtedness to related party (Note 4)	2,575

Total Liabilities	4,075

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,500,000 shares issued and outstanding (Note 5)	2,500
Deficit accumulated during the development stage	(1,575)
Total Stockholder’s Equity	925

Total Liabilities and Stockholder’s Equity	$ 5,000

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 13, 2011 (INCEPTION) TO MAY 31, 2011

REVENUES	$ 0

OPERATING EXPENSES
General and Administrative Expenses	1,575
TOTAL OPERATING EXPENSES	1,575
NET LOSS FROM OPERATIONS	(1,575)
PROVISION FOR INCOME TAXES	0

NET LOSS	$ (1,575)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	657,895

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM MAY 13, 2011 (INCEPTION) TO MAY 31, 2011

	Common Stock		Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value	Stage	Equity

Inception, May 13, 2011	-	$ -	$ -	$ -
Shares sold to officer/director at $0.001 per share on May 27, 2011 (Note 4)	2,500,000	2,500	-	2,500
Net (loss)	-	-	(1,575)	(1,575)
Balance, May 31, 2011	2,500,000	$ 2,500	$ (1,575)	$ 925

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 13, 2011 (INCEPTION) TO MAY 31, 2011

OPERATING ACTIVITIES
Net loss for the period	$ (1,575)
Accounts Payable	1,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(75)

FINANCING ACTIVITIES
Proceeds from sale of common stock	2,500
Indebtedness to related party	2,575
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,075

NET INCREASE IN CASH	5,000
Cash, beginning of period	0
Cash, end of period	$ 5,000
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VITAS GROUP, INC. (the "Company") was incorporated under the laws of the State of Nevada, U.S. on May 13, 2011. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.” We are in the business of placing and operating of coin operated boxing machines in Ecuador.

Since inception through May 31, 2011 the Company has not generated any revenue and has accumulated losses of $1,575.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $1,575 as of May 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a May 31 fiscal year end.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $5,000 cash and $-0- cash equivalents as of May 31, 2011.

Income Taxes

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2011.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 4 –INDEBTEDNESS TO RELATED PARTY

The sole officer/director loaned $2,575 to the Company to pay for incorporation and organization fees.  The amount is due on demand, non-interest bearing and unsecured.  The balance due to sole officer/director was $2,575 as of May 31, 2011.

NOTE 5 – COMMON STOCK

On May 27, 2011, the Company issued 2,500,000 shares of common stock for cash proceeds of $2,500 at $0.001 per share to its sole officer/director. There were 2,500,000 shares of common stock issued and outstanding as of May 31, 2011

NOTE 6– INCOME TAXES

As of May 31, 2011, the Company had net operating loss carry forwards of $1,575 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2011:

May 31, 2011
Deferred tax assets:
Net operating loss carry forward	$ 1,575
Total deferred tax assets	551
Less: valuation allowance	(551)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of May 31, 2011 was $551.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2011.

Reconciliation between the statutory rate and the effective tax rate is as follows at May 31, 2011:

May 31, 2011
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from May  31, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

ASSETS	AUGUST 31, 2011 (UNAUDITED)	MAY 31, 2011 (AUDITED)
Current Assets
Cash and cash equivalents	$ 92	$ 5,000

Total Assets	$ 92	$ 5,000

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	-	1,500
Indebtedness to related party (Note 4)	2,575	2,575

Total Liabilities	2,575	4,075

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 2,500,000 shares issued and outstanding (Note 5)	2,500	2,500
Deficit accumulated during the development stage	(4,983)	(1,575)
Total Stockholder’s Equity (Deficit)	(2,483)	925

Total Liabilities and Stockholder’s Equity	$ 92	$ 5,000

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	THREE MONTHS ENDED AUGUST 31, 2011	FOR THE PERIOD FROM MAY 13, 2011 (INCEPTION) TO AUGUST 31, 2011
REVENUES	$ 0	$ 0

OPERATING EXPENSES
General and Administrative Expenses	3,408	4,983
TOTAL OPERATING EXPENSES	3,408	4,983
NET LOSS FROM OPERATIONS	(3,408)	(4,983)
PROVISION FOR INCOME TAXES	0	0

NET LOSS	$ (3,408)	$ (4,983)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,500,000

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	THREE MONTHS ENDED AUGUST 31, 2011	FOR THE PERIOD FROM MAY 13, 2011 (INCEPTION) TO AUGUST 31, 2011
OPERATING ACTIVITIES
Net loss for the period	$ (3,408)	$ (4,983)
Accounts Payable	(1,500)
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,908)	(4,983)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	2,500
Indebtedness to related party	-	2,575
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	5,075

NET INCREASE IN CASH	(4,908)	92
Cash, beginning of period	5,000	0
Cash, end of period	$ 92	$ 92
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0
Income taxes paid	$ 0	$ 0

See accompanying notes to financial statements.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

VITAS GROUP, INC. (the "Company") was incorporated under the laws of the State of Nevada, U.S. on May 13, 2011. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.” We are in the business of placing and operating of coin operated boxing machines in Ecuador.

Since inception through August 31, 2011 the Company has not generated any revenue and has accumulated losses of $4,983.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $4,983 as of August 31 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a May 31 fiscal year end.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

(UNAUDITED)

NOTE 3– SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $92 cash and $-0- cash equivalents as of August 31, 2011.

Income Taxes

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of August 31, 2011.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

VITAS GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

(UNAUDITED)

NOTE 4 –INDEBTEDNESS TO RELATED PARTY

The sole officer/director loaned $2,575 to the Company to pay for incorporation and organization fees.  The amount is due on demand, non-interest bearing and unsecured.  The balance due to sole officer/director was $2,575 as of August 31, 2011.

NOTE 5 – COMMON STOCK

On May 27, 2011, the Company issued 2,500,000 shares of common stock for cash proceeds of $2,500 at $0.001 per share to its sole officer/director. There were 2,500,000 shares of common stock issued and outstanding as of August 31, 2011

NOTE 6– INCOME TAXES

As of August 31, 2011, the Company had net operating loss carry forwards of $4,983 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from August 31, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

VITAS GROUP, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$11.61
Accounting Fees and Expenses	$1000.00
Auditors Fees ad Expenses	$2,500.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$1000.00
EDGAR Agent Fees	$500.00
TOTAL	$8,011.61

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Irina Tchernikova	May 24, 2011	2,500,000	$2,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Sales Contract, dated June 8, 2011*
10.2	Form of Subscription Agreement *
10.3	Written description of the loan agreement with Irina Tchernikova *
23.1	Consent of, Thomas J Harris CPA

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quito, Ecuador, on September 27 , 2011.

VITAS GROUP, INC.

By:	/s/	Irina Tchernikova
	Name:	Irina Tchernikova
	Title:	President, Treasurer , Secretary and Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irina Tchernikova, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her  name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Amended Form S-1/A of Vitas Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irina Tchernikova
Irina Tchernikova	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	September 27 , 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Sales Contract, dated June 8, 2011*
10.2	Form of Subscription Agreement *
10.3	Written description of the loan agreement with Irina Tchernikova *
23.1	Consent of Thomas J Harris CPA

* Previously filed